Triarc and Wendy’s Complete Merger Transaction

New Company will be Named Wendy’s/Arby’s Group, Inc.

ATLANTA, GA and DUBLIN, OH (September 29, 2008) – Triarc Companies, Inc. (NYSE: TRY; TRY.B), the parent company of Arby’s Restaurant Group, Inc., which is the franchisor of the Arby’s® restaurant system, and Wendy's International, Inc. (NYSE: WEN), announced today that they have completed their merger transaction. Effective immediately, the combined company will be named Wendy’s/Arby’s Group, Inc.

Roland C. Smith, President and Chief Executive Officer of Wendy’s/Arby’s Group, said: “I am delighted to announce the completion of this merger, which creates a world-class company with the strength, scale and expertise necessary to thrive in a competitive restaurant environment. As one company, we are well-positioned to deliver long-term value to our stockholders through enhanced operational efficiencies, improved product offerings, shared services and strong human capital. We have worked together diligently to close this transaction over the past several months, and will push forward with that same intensity.”

Under the merger agreement, Wendy’s shareholders received 4.25 shares of Triarc’s Class A common stock for each common share of Wendy’s. In addition, each outstanding share of Triarc Class B common stock, Series 1, was converted into one share of Triarc Class A common stock, resulting in a post-merger company with a single class of common stock. Commencing on Tuesday, September 30, 2008, the combined company will trade under the symbol “WEN” on the New York Stock Exchange. In addition, the company will unveil a new corporate web site at www.wendysarbys.com concurrently with the opening of the stock market on that date.

Also effective today, the Company's Board of Directors was expanded from 11 to 12 members. As previously announced, Russell V. Umphenour, Jr. has resigned and two former Wendy’s directors, Janet Hill and J. Randolph Lewis, have been appointed to the Board of Directors. Additionally, Roland C. Smith has assumed the position of President and Chief Executive Officer of Wendy’s/Arby’s Group and Chief Executive Officer of Wendy’s, Thomas A. Garrett has assumed the role of President and Chief Executive Officer of Arby’s, Michael I. Lippert has assumed the role of Chief Operating Officer of Arby’s, J. David Karam has assumed the position of President of Wendy’s, Stephen D. Farrar has assumed the position of Chief Operating Officer of Wendy’s and Kenneth C. Calwell has assumed the position of Chief Marketing Officer of Wendy’s.

Nelson Peltz, non-executive Chairman of the Board of Directors of Wendy’s/Arby’s Group, said:  “Our Board is very pleased to welcome Janet Hill and Randy Lewis and we look forward to working with them as we build our new restaurant company.  We would also like to thank Russ Umphenour for his valuable contributions to the Triarc Board over the years.  We wish him all the best in his future.”

Wendy’s/Arby’s Group plans to hold a conference call for analysts and investors in early November to discuss third quarter financial results, as well as to provide an update on the progress of the Company's merger integration activities.

About Wendy’s/Arby’s Group, Inc.

Wendy’s/Arby’s Group, Inc. is the third largest quick-service restaurant company in the United States and is the franchisor of the Wendy’s® and Arby’s® restaurant systems. The combined restaurant systems include more than 10,000 restaurants in 50 states and 21 countries worldwide. To learn more about Wendy’s/Arby’s, please visit the company's web site at www.wendysarbys.com, which will be available beginning on Sept. 30.

Forward-Looking Statements

This press release contains certain statements that are not historical facts, including, importantly, information concerning possible or assumed future results of operations of Wendy’s/Arby’s Group, Inc. and its subsidiaries (collectively “Wendy’s/Arby’s Group” or the “Company”).  Those statements, as well as statements preceded by, followed by, or that include the words “may,” “believes,” “plans,” “expects,” “anticipates,” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”).    All statements that address future operating performance; expectations with respect to future financial or business performance; strategies or expectations; future synergies, efficiencies, overhead savings, costs or charges; future capitalization; and anticipated financial impacts of recent or pending transactions are forward-looking statements within the meaning of the Reform Act.  The forward-looking statements are based on our expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors.  Our actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by our forward-looking statements.  For all of our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Reform Act. Many important factors could affect our future results and could cause those results to differ materially from those expressed in, or implied by the forward-looking statements contained herein.  Such factors, all of which are difficult or impossible to predict accurately, and many of which are beyond our control, include, but are not limited to: (1) changes in the quick service restaurant industry; (2) prevailing economic, market and business conditions affecting the Company, including competition from other food service providers; (3) conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customers or food supplies or acts of war or terrorism; (4) changes in the interest rate environment; (5) changes in debt, equity and securities markets; (6) increasing costs associated with food, supplies, energy, fuel, distribution and labor; (7) the availability of suitable locations and terms for the sites designated for development; (8) cost and availability of capital; (9) adoption of new, or changes in, accounting policies and practices; and (10) other factors discussed from time to time in the Company’s news releases, public statements and/or filings with the SEC, including those identified in the “Risk Factors” sections of Triarc’s and Wendy’s Annual and Quarterly Reports on Forms 10-K and 10-Q.

All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above.  New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us.  We assume no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws.  In addition, it is our policy generally not to make any specific projections as to future earnings, and we do not endorse any projections regarding future performance that may be made by third parties.

CONTACTS:

Analysts/Financial Media: John Barker (614-764-3044 or john.barker@wendysarbys.com)

Analysts: Kay Sharpton (678-514-5292 or kay.sharpton@wendysarbys.com)

Media-Wendy’s brand: Denny Lynch (614-764-3553 or denny_lynch@wendys.com)

Media-Arby’s brand:	John Gray (678-514-4500 or jgray@arbys.com)

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